Exhibit B, 22(ii)

                                   Lounske tepelne hospodarstvi spol. s r.o.
                            seated at Louny, ul. 17. listopadu ep. 2580, PSE 440 01

                     THE EXECUTIVES

                                       of the limited liability company

                                   Lounske tepelne hospodarstvi spol. s r.o.

                                                   made out

                                    the full text of the Deed of Formation

                                   Lounske tepelne hospodarstvi spol. s r.o.
                            seated at Louny, ul. 17. listopadu ep. 2580, PSE 440 01
                                         drawn up on November 15, 1994

                                    as it follows from the changes made by

 the decision of the sole partner while exercising the range of powers of the General Meeting of January 6, 1999,
 the decision of the sole partner while exercising the range of powers of the General Meeting of September 18, 2001
 the decision of the sole partner while exercising the range of powers of the General Meeting of December 13, 2001

                                                      I.
By the decision of the sole partner while exercising the range of powers of the General Meeting under provisions ofss.132(1) of the Commercial Code drawn up in a form of a notarial deed by the notary public Mgr.
Alena Zahradnikova seated at Most, Ref. No. NZ 1/99 of January 6, 1999 is Severoeeske teplarny, a.s. seated at Most, J. Seiferta 2179, IEO:46708065 the sole partner of the commercial company "Lounske tepelne hospodarstvi spol. s r.o. seated at Louny, ul. 17. listopadu ep. 2580, PSE 440 01, IEO: 62243179, entered with the Regional Court in Usti nad Labem in part C, section No. 8193.

The Regional Court in Usti nad Labem by its resolution Ref. No. F 25787/98, B 239/633 of December 3, 1999,
which became final and conclusive on December 9, 1999, decided that in the Commercial Register in part B, section No. 239 of December 31, 1999 the joint stock company Severoeeske teplarny, a.s., which was merged with Prvni severozapadni teplarenska a.s., seated at Komorany u Mostu, IE 46708197, is expunged from the
Commercial Register based on decision of extraordinary General Meetings held on September 29, 1998. The legal title of the expungement: winding-up the company without going into liquidation with legal successor.

The Regional Court in Usti nad Labem by its resolution Ref. No. F 14252/2000, B 242/18/1068 of July 13, 2000
which became final and conclusive on July 17, 2000, decided that in the Commercial Register in part B, section No. 242 commercial name Prvni severozapadni teplarenska a.s. and seat Komorany u Mostu, PSE 434 03 is expunged and the commercial name United Energy, a.s. and seat Most - Komorany ep. 2, PSE 434 03 is entered therein.

                                                      II.

Commercial name of the company reads like this: "Lounske tepelne hospodarstvi spol. s r.o.", identification
No. 62243179.

                                                     III.

Company seat: Louny, ul. 17. listopadu ep. 2580, PSE 440 01.

                                                      IV.

The objects (scope of business activity) of the Company are:

- lease and lending of movable things.

                                                      V.

The Company is formed for an indefinite period of time.

                                                      VI.

Registered capital of the Company is CZK 321,000 (in words: three hundred and twenty one thousand Czech
Crowns). The amount of investment contribution of the sole partner is CZK 321,000.

                                                     VII.

The total registered capital is 100% paid at the account established for that purpose with Eeska sporitelna,
a.s., District Branch Louny.

                                                     VIII.
Determination of the conditions for increase or reduction of the registered capital appertains exclusively to the general meeting.

                                                      IX.

Bodies of the Company are:

a) general meeting,
b) the executives.

The highest body of the Company is the general meeting. The general meeting is convened by the executives of the Company in the method stated inss.129(1) of the Commercial Code. The executives convene the general meeting at least once a year. The general meeting that approves the ordinary financial statements shall be held no later than six months from the last day of the accounting period.

The powers of the general meeting include:

a)   approving the company's ordinary, extraordinary and consolidated financial statements and, if required by the law, interim financial statements, deciding on the distribution of profit or payment for a loss;

b)   approval of articles of association and amendments thereto;

c)   decision-making regarding amendments to the contents of the Deed of Formation, unless the amendments are adopted on the basis of other legal facts (ss.141 Commercial Code);

d)   decision-making on an increase or reduction in the registered capital or admission of a specific nonmonetary investment contribution or approval of the setting-off of a monetary receivable from the company against a company receivable in the form of payment of an investment contribution;

e)   appointment, recall and remuneration of the company's executives;

f)   appointment, recall and remuneration of the members of the supervisory board;

g)   expulsion of a member under sections 113 and 121 of the Commercial Code;

h)   appointment, recall and remuneration of a liquidator and decision-making on winding up of the company with its going into liquidation;

i)   decision-making on a transfer and a lease of an/the undertaking or of its part, or decision-making on concluding of this type of a contract by a controlled person;

j)   decision-making on a merger, transfer of assets onto a member, division of the company and on a change of a legal form;

k)   approval of a controlling contract (section 190b Commercial Code), a contract on transfer of a profit
     (section 190a Commercial Code) and a contract on silent partnership and on their changes;

l)   approval of a contract on tenure [section 66(2) Commercial Code];

m)   the procedure of conclusion of contracts exceeding the limits of framework of customary/common business contracts, i.e. over CZK 500 thousand (in words: five hundred thousand Czech Crowns) inclusive;

n)   acquiring and alienation (selling) of real estate;

o)   the use of the reserve fund;

p)   constitution and withdrawal of a proctor/procurator

q)   other issues entrusted into the competence of the General Meeting by law or the Deed of Formation.

The General Meeting may reserve the right to decide about things that otherwise pertain to the competence of other Company bodies.

Statutory bodies of the Company are two executives. The executives represent the Company towards other parties, execute business management of the Company in all matters that do not pertain to the competence of the General Meeting and ordinary/common administration/management of the Company. They are obliged to do everything necessary for common/ordinary/normal running of the Company. To the executives applies prohibition of competitive conduct underss.136 of the Commercial Code.

First Company executives:
    a)  Mgr. Milena Zikmundova, Louny, Vrchlickeho 782
    b)  Ing. Jan Kerner, Louny, U Spravedlnosti 1782

Both executives act on behalf of the Company jointly to the full extent. Signing on behalf of the Company happens in such a way that to the commercial name of the Company both Company executives append their signatures.

                                                      X.

The reserve fund shall be created upon the Company's incorporation in the amount of 5% of the Company registered capital stated in paragraph VI. This fund shall be filled in yearly by an amount of at least 5 per cent of the net profit shown in the Ordinary Annual Financial Statements, however no more than 5 per cent of the registered capital. This fund shall be filled in yearly as long as the amount of 10 per cent of the registered capital is reached.

The reserve fund in the amount of 10 per cent of the registered capital may be used only to cover a loss of the company.

The Company shall prepare its Financial Statements in compliance with the respective legal regulations. The
Financial Statements are basis for decision on the use or distribution of profit and in payment of the loss.

Company net profit shown by the Financial Statements, i.e. after-tax profit of the current accounting period shall be used in the following order:
     1.       for adding financial means to the reserve fund
     2.       for the purposes based on General Meeting decision

The Company is responsible for breach of its commitments by all its assets.

A partner/member may transfer its business share to another person in the meaning ofss.115 of the Commercial
Code. If the Company has the only member, the business share is always transferable to third persons.

                                                      XI.

The rights and liabilities not-regulated by this Deed of Formation are governed by the respective provisions of the Commercial Code.

The Company shall be incorporated on the date of entry into the Commercial Register.

                                          In Louny, December 13, 2001

         /s/ Roman Jiruska                                                           /s/  Frantisek Jicha
            Roman Jiruska                                                              Frantisek Jicha
            The Executive                                                               The Executive
 Lounske tepelne hospodarstvi spol. s                                       Lounske tepelne hospodarstvi spol. s
                 r.o.                                                                       r.o.